UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 10, 2015

SOLARFLEX CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 333-168068

Delaware	42-1771817
(State of Incorporation)	(I.R.S. Employer Identification No.)

12 Abba Hillel Silver Street, 11th Floor, Ramat Gan, Israel	52506
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: +(972) 3-753-9888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On May 20, 2013, Solarflex Corp ( the "Registrant") filed a Form 8-K disclosing that on May 14, 2013, it had entered into an Asset Purchase Agreement with International Executive Consulting SPRL ("IEC"), organized under the laws of Belgium (the "APA"), which was attached as Exhibit 10.2. Pursuant to the terms of the APA, the Registrant acquired certain machinery (the "Equipment") in furtherance of the Registrant's business plan. In consideration the Equipment acquisition, the Registrant: (i) paid IEC US$30,000 in cash; and (ii) issued IEC 60 million shares of the Registrant's common stock (the "Shares"), adjusted for the 10 for 1 forward split effective December 3, 2013.

On November 10, 2015, the Registrant and IEC entered into an Asset Purchase Rescission Agreement (the "Rescission Agreement") together with Mr. Edwin Witarsa Ng, a resident of Indonesia , as follows: (i) the Registrant transferred and assigned all right, title and interest in the Equipment back to IEC; (ii) IEC returned 10 million Shares to the Registrant; (iii) IEC transferred and assigned the remaining 50 million Shares to Mr. Ng in consideration for a cash payment of US$20,000. The rationale for the Rescission Agreement was based upon the Registrant's determination not to pursue the use and commercial exploitation of the Equipment in furtherance of its business plan. A copy of the Rescission Agreement is attached as Exhibit 10.3 to this Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

On November 5, 2015, the Registrant issued 14,360,416 restricted shares of common stock, par value $0.001 (the "Shares") to the following individuals/entities upon their conversion of convertible notes (the "Notes") payable by the Registrant at a conversion price of $0.01 per Share. The total principal and principal and interest on the Notes at October 31, 2015 were $122,000 and $143,606.16, respectively:

Name of Issuee	Principal and Interest	Shares Issued
Amir Uziel	$29,473.89	2,947,389 shares
Dana Berezowsky	$6,257.73	625,773 shares
Lavi Krasney	$17,142.10	1,714,210 shares
Common Market Ltd.	$6,188.73	618,873 shares
Galia Zadenberg	$12,064.66	1,206,466 shares
Dana Berezowsky	$35,957.26	3,595,726 shares
IMWT Holdings Ltd.	$11,620.82	1,162,082 shares
Asher Mediouni	$10,950.14	1,095,014 shares
Zikra Zusa	$10,867.95	1,086,795 shares
Tena Holdings GmbH	$3,080.88	308,088 shares
Total	$134,606.16	14,360,416 shares

The Shares were not registered under the Securities Act of 1933, as amended (the "Act") in reliance upon Section 4(2) of the Act and the exemption provided by Regulations S and Rule 144 promulgated by the United States Securities and Exchange Commission under the Act.

Item 5.01 Changes in Control of Registrant.

On November 13, 2015, following the execution of the above referenced Rescission Agreement and the payment by Mr. Ng to IEC of the sum of $20,000, represented by his personal funds, in consideration for the acquisition of 50 million Shares from IEC, Mr. Ng. became the record and beneficial owner of approximately 37% of the Registrant's outstanding Shares. On November 15, 2015, as discussed in Item 5.02 below, Mr. Ng was appointed as Chairman of the Registrant's Board of Directors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2015, the Registrant appointed Mr. Ng as a director in the position of Chairman, joining Mr. Sergei Rogov, the Registrant's CEO and CFO, as the second member of the Registrant's Board of Directors.

Edwin Witarsa Ng, age 34, Chairman:

- In 2007, Mr. Ng founded PT Kinerja, an Information Technology company organized under the laws of Indonesia with offices located in Medan, Indonesia and operations throughout Indonesia. PT Kinerja operates through the following units, among others: (i) KinerjaHosting, which is engaged in the business of providing data hosting to Companies and/or individuals, as well as website domains and VPS services; (ii) KinerjaNet, which is engaged in the business of Internet Service Provider by providing internet connectivity to corporate offices, households, and internet cafes; and (iii) Kinerja Technology, which is engaged in the business of Application Development, mobile app development, website development, and Software implementation such as ERP and CRM Software. PT Kinerja also partnered with IBM to build the first Tier 2+ Data Center in Medan City (KDC Medan).
- In February 2015, Mr. Ng started the business of KinerjaPay, an eCommerce payment gateway with marketplace platform. Reference is made to the disclosure in Item 8.01, Other Events, below.
- In 2007, Mr. Ng founded and to present has served as CEO and president of PT. Stareast Sejahtera Group, a Real Estate Development company with operations in Medan, Pekanbaru, and Bintan Island , Indonesia. Since 2007, the company has built and opened hotels and apartment complexes, and conducted extensive development operations in Indonesia;
- In 2012, Mr. Ng established PT. Graha Pecatu Sejahtera, a Real Estate Development company for which he has served as CEO & President, and built a four star rated Condotel in BALI.
Mr. Ng has other business interests engaged in asset management, tire distribution, marketing consultancy and hospitality.
Mr. Ng received his undergraduate degree from the University of Southern California (USC) School of Engineering, Los Angeles, CA in 2002 with a major in Management Information Systems and a Minor in SAP Implementation Systems and his post-graduate degree from the University of Toronto in 2004 with a major in Information Science.

Item 8.01 Other Events.

On November 15, 2015, the Registrant entered into a memorandum of understanding ("MOU") with Mr. Ng, individually and as control person of PT Kinerja, pursuant to which the Registrant was granted an exclusive, world-wide license to KinerjaPay, an eCommerce platform that is used to: (i) facilitate users' buying and selling activities; (ii) provide eWallet service that allows users to make payments on merchant sites; and (iii) allow users to gamify their shopping experience, among other features that provide users an end-to-end solution for shopping, game playing and saving. The MOU, which is subject to the execution of a definitive agreement on or before December 31, 2015, is attached as Exhibit 10.4 to this Form 8-K. The execution of the MOU was in furtherance of the Registrant's determination to pursue new business operations because of its inability to successfully use the Equipment acquired from IEC in 2013 to manufacture its patented flexible solar panel, which was its original business plan.

Item 9.01 Financial Statements and Exhibits.

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.3	Asset Purchase Rescission Agreement dated November 10, 2015, filed herewith.
10.4	Memorandum of Understanding dated November 15, 2015, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
SOLARFLEX CORP.

By:	/s/ Sergei Rogov
Name:	Sergei Rogov
Title:	Chief Executive Officer

Date: November 17, 2015